Exhibit (a)(1)(I)

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Stock Option Exchange Program Opens April 18, 2018 Expires May 16, 2018, at 9:00 p.m., Pacific Time Welcome to Impinj’s Stock Option Exchange Program website! Please enter your Login ID and Initial Password in the launch email from lmpinj@equitybenefits.com on behalf of Chris Diorio, Ph.D., our Chief Executive Officer, dated April 18, 2018, announcing the Offer (or if you previously logged into this Offer website, your updated Password). Your Login ID is your Impinj email address. If you have misplaced or did not receive the launch email with your Login and initial Password, please contact Impinj’s legal department by email at CorpLegal@impini.com or by phone at (206) 812-9776. If you need your Password reset please click here. ENTER Login ID: (Not Case Sensitive) Password: (Case Sensitive) Click on any of the links to the offering materials below to learn more. Official Offer Documents: Offer to Exchange Certain Outstanding Stock Options for New Stock Options Launch Email Election Form Additional Materials: Impinj, Inc. 2016 Equity Incentive Plan Form of Stock Option Agreement (2016 Plan) Employee Presentation

Welcome Screen

Stock Option Exchange Program Opens April 18, 2018 Expires May 16, 2018. at 9:00 p.m., Pacific Time Welcome: Fname Lname Home Logout Make My Election Learn Click on any of the links to the offering materials below to learn more Official Offer Documents: Offer to Exchange Certain Outstanding Stock Options for New Stock Options Launch Email Election Form The PDF documents above require Adobe Acrobat Reader If necessary you can download it from Adobe Systems. Make My Election You have 29 days remaining to elect whether to keep your eligible option grants or to exchange some or all of them for new options Make / View I Change My Elections Contact Impinj’s legal department by email at CorpLegal@impini.com or by phone at (206) 812¬9776 Additional Materials Impinj, Inc. 2016 Equity Incentive Plan Form of Stock Option Agreement 12016 Plan) Employee Presentation The PDF documents above require Adobe Acrobat Reader If necessary you can download it from Adobe Systems.

Election Process – Step 1 of 4

Stock Option Exchange Program Opens April 18, 2018 Expires May 16, 2018, at 9:00 pm Pacific Time Reminder Before making your election, please ensure that you have reviewed and understand the materials that constitute this Offer. Official Offer Documents: Offer to Exchange Certain Outstanding Stock Options for New Stock Options Launch Email Election Form Make My Election (Step 1 of 4) Before completing and (electronically) signing this election, please make sure you received, read and understand the documents that comprise this offer to exchange certain outstanding stock options for new stock options (the “Offer”), including (1)the Offer to Exchange Certain Outstanding Stock Options for New Stock Options (referred to as the ‘‘Offer to Exchange”); (2) the launch email from lmpinj@equitybenefits.com on behalf of Chris Diorio, Ph.D., Chief Executive Officer, dated April 18, 2018, announcing this Offer (“the Launch Email”); and (3) the election form attached to the launch email, together with its instructions (together, the ‘Offer documents”). The Offer is subject to the terms of these Offer documents, as they may be amended. The Offer provides eligible employees who received certain eligible option grants the opportunity to exchange those eligible options for a number of new options determined by dividing the eligible options by the applicable exchange ratio as described below. All new options will have an exercise price per share equal to the closing sales price of a share of our common stock on the expiration date on the Nasdaq Global Select Market and will be subject to a new vesting schedule and term. All eligible employees who participate in the Offer will receive new options. Additional instructions are included in the remainder of the election form with respect to any limitations on submitting elections via this Offer website. This Offer expires at 9:00 p.m., Pacific Time, on May 16, 2018, unless extended PLEASE FOLLOW THE ACCOMPANYING INSTRUCTIONS BELOW. Terms used in this Offer website that are defined in the Offer to Exchange have the same meaning as those defined terms in the Offer to Exchange. If you participate in this Offer, you may exchange options granted to you by Impinj with an exercise price per share of our common stock equal to or greater than $21.72, whether vested or unvested, that were granted under our 2016 Plan, and that are outstanding as of the start of the offering period and remain outstanding and unexercised as of the expiration date (referred to as “eligible options”). In accordance with the terms outlined in the Offer documents if you elect to exchange your eligible options, you will receive a number of new options determined by dividing the eligible options by the applicable exchange ratio. The Offer is being made on the basis of fixed exchange ratios. The exchange ratios are as follows, sometimes referred to as the “applicable exchange ratio”: 1.30 for eligible options with an exercise price of $21.72 to 26.44; 1.55 for eligible options with an exercise price of $30.41 to 39.00; and 1.80 for eligible options with an exercise price of $40.81 to 58.79.

If the exchange ratio yields a fractional amount of shares we will round to the nearest whole number of shares with respect to the exchanged option on a grant-by-grant basis. If your exchanged options were incentive stock options, your new options will be incentive stock options, unless federal tax rules limit this characterization. Likewise, if your exchanged options were nonstatutory stock options, your new options will be nonstatutory stock options. The maximum term for the new options will be 10 years. New options will be unvested on the new option grant date, regardless of the extent to which the exchanged options were vested, and will be scheduled to vest based on your continued service with us or any of our subsidiaries through each applicable vesting date in accordance with a new vesting schedule The new vesting schedule generally provides that (1) to the extent that a portion of an eligible option exchanged in the Offer was vested on the date it was cancelled or would have been scheduled to vest prior to the expiration date, an equivalent percentage of the new option grant will be scheduled to vest on the date that is six months following the new option grant date and (2) to the extent that a percentage of an eligible option exchanged in the Offer will be scheduled to vest after the expiration date, an equivalent percentage of the new option will be scheduled to vest on the date that is six months following each scheduled vesting date under the exchanged option, such that all vesting dates will be extended by six months. Vesting is subject to continued service with us or certain of our foreign subsidiaries through each applicable vesting date Your participation in this Offer and receipt of any new options does not provide any guarantee or promise of continued service with us or any of our subsidiaries. See Section 9 of the Offer to Exchange for further details You will lose your rights to all exchanged options that are cancelled under the Offer. BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS. Please be sure to follow the instructions below. To participate in the Offer with respect to some or all of your eligible option grants, we must receive your election electronically via this Offer website at https://lmpinj.equitybenefits.com or by fax at (206) 299-0992 no later than 9:00 p.m., Pacific Time, on May 16, 2018 (unless we extend the Offer). Only elections that are properly completed and submitted and actually received by Impinj on or before the expiration date via this Offer website at https://lmpinj.equitybenefrts.com or by fax at (206) 299-0992 will be accepted. Elections submitted by any other means, including hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted We will not accept delivery of any election after expiration of this Offer. You may change your mind after you have submitted an election and withdraw some or all of your elected eligible options from the Offer at any time on or before the expiration date. You may elect to exchange additional eligible option grants, fewer eligible option grants, all of your eligible option grants or none of your eligible option grants. You may change your mind as many times as you wish but you will be bound by the properly submitted election that we receive last on or before the expiration date. To change an election you previously made with respect to some or all of your eligible options, including an election to withdraw all you eligible options from the Offer, you must deliver a valid new election in accordance with Section 5 of the Offer to Exchange. To help you recall your eligible option grants and give you the information necessary to make an informed decision, please refer to your personalized information regarding each eligible option grant you hold below. You also may view the Breakeven Calculator (described in the instructions below).

Grant Date Per Share Exercise Price Type of Eligible Option Grant^ Shares Underlying Eligible Option Grant Vested Shares Underlying Eligible Option Grant* Unvested Shares Underlying Eligible Option Grant* Exchange Ratio Shares Underlying New Option Grant Shares Underlying New Option Grant Subject to Vesting Schedule A Shares Underlying New Option Grant Subject to Vesting Schedule B Election O Yes No (i) Yes No ^ If your exchanged options were incentive stock options, your new options will be incentive stock options, unless federal tax rules limit this characterization. Likewise, if your exchanged options were nonstatutory stock options, your new options will be nonstatutory stock options. You will receive confirmation of the terms of your new options, including whether your new options are incentive stock options or nonstatutory stock options, following the termination of this offer. * These columns display the number of vested and unvested shares of our common stock subject to the eligible option grant as of May 16, 2018 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through May 16, 2018). Vesting Schedule A: These shares underlying the new option grant will be scheduled to vest on the six-month anniversary of the new option grant date, subject to your continued service with us or our subsidiaries through such date Vesting Schedule B: These shares underlying the new option grant will be scheduled to vest on the date that is six months following each scheduled vesting date, such that all vesting dates are extended by six months, in each case subject to your continued service with us or our subsidiaries through the applicable vesting date. Please refer to the Offer documents, including Section 9 of the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, for additional vesting terms that may apply to new option grants.

ELECTION INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER 1. To participate in the Offer, you must complete and deliver an election. If you want to participate in this Offer, you must make an election via the process described in Section 4 of the Offer to Exchange and outlined below on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on May 16, 2018. If you do not want to participate, then no action is necessary. Elections via this Offer Website To submit an election via this Offer website, click on the link to this Offer website in the Launch Email or go to this Offer website at https://lmpinj.equitybenefits com. Log in to this Offer website using the login instructions provided to you in the Launch Email (or if you previously logged into this Offer website, your updated login credentials). After logging in to this Offer website, review the information and proceed through to the Make My Election page. You will be provided with personalized information regarding each eligible option grant you hold, including: the grant date of the eligible option grant: the per share exercise price of the eligible option grant; whether the eligible option grant is an incentive stock option or nonstatutory stock option; the number of vested and unvested shares of our common stock subject to the eligible option grant as of May 16, 2018 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date); the exchange ratio applicable to each eligible option: the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant: and the vesting schedule of the new option grant. On the Make My Election page, make your selection next to each of your eligible option grants to indicate which eligible option grants you choose to exchange in the Offer by selecting ‘Yes’ or choose not to exchange in the Offer by selecting “No.’ Proceed through this Offer website by following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Submit My Election page and in the Offer documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election.

5. Upon submitting your election, a confirmation statement will be generated by this Offer website. Please print and keep a copy of the confirmation statement for your records. At this point, you will have completed the election process via this Offer website. Elections by Fax Print and properly complete, sign and date the election form attached to the Launch Email. You can review the personalized information regarding each eligible option grant you hold that will be provided to you on this Offer website, including: the grant date of the eligible option grant: the per share exercise price of the eligible option grant; whether the eligible option grant is an incentive stock option or nonstatutory stock option; the number of vested and unvested shares of our common stock subject to the eligible option grant as of May 16 2018 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date); the exchange ratio applicable to each eligible option; the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant; and the vesting schedule of the new option grant. This personalized information is available to you on this Offer website at https://lmpinj.equitybenefits.com. You can log in to this Offer website using the login instructions provided to you in the Launch Email (or if you previously logged into this Offer website, your updated login credentials). If you are unable to access your personalized information regarding each eligible option grant you hold, you may contact Impinj’s legal department by email at CorpLegal@impinj.com or by phone at (206) 812-9776. Fax the properly completed election form to: Attn: Legal Department Impinj, Inc. Fax: (206) 299-0992 You also can review your eligible option grants in the “Breakeven Calculator” in this Offer website, which has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from a new option grant to be granted pursuant to the Offer if you choose to exchange an eligible option grant. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the Offer. For example, the Breakeven Calculator does not account for vesting. Note that you will be able to profit from a new option grant only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on a new option grant is greater than for an eligible option grant at the assumed prices you enter, you would be able to profit from a new option grant only if it actually vests. Note further that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

We must receive your properly completed and submitted election by the expiration of the Offer, currently expected to be 9:00 p.m., Pacific Time, on May 16, 2018. We prefer that you submit your election electronically via this Offer website. However, if you choose not to use this Offer website or if you want to use this Offer website but you do not have access to this Offer website for any reason, if you are unable to submit your election via this Offer website as a result of technical failures of this Offer website such as this Offer website being unavailable or this Offer website not enabling you to submit your election, you may submit an election form by fax as described above. To obtain a paper election form, please contact Impinj’s legal department by email at CorpLegal@impini.com or by phone at (206) 8129776. ‘ Your delivery of all documents regarding the Offer, including elections, is at your risk. If you submit your election via this Offer website a confirmation statement will be generated by this Offer website at the time that you complete and submit your election. You should print and keep a copy of the confirmation statement for your records. The printed confirmation statement will provide evidence that you submitted your election. If you submit an election form by fax, we intend to confirm the receipt of your election form by email within two U.S. business days of receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have received your election. If you do not receive a confirmation, we recommend that you confirm that we have received your election by contacting Impinj’s legal department by email at CorpLeqal@imDini.com or by phone at (206) 812-9776. Note that if you submit any election within the last two U.S. business days prior to the expiration of the Offer, time constraints may prevent us from providing a confirmation by email prior to the expiration of the Offer. Only responses that are properly completed and actually received by us by the deadline via this Offer website at https://lmpinj.equitybenefits.com or by fax at (206) 299-0992 will be accepted Responses submitted by any other means, including hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. Our receipt of your election is not by itself an acceptance of your options for exchange. For purposes of the Offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be May 16,2018. Impinj will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you an email confirmation if you submit an election form by fax. by completing and submitting an election form by fax. you waive any right to receive any notice of the receipt of the tender of your eligible options, except as provided for in the Offer to Exchange. Any confirmation of receipt provided to you merely will be a notification that we have received your election form and does not mean that your eligible options have been cancelled. Your eligible options that are accepted for exchange will be cancelled on the same calendar day as the expiration of the Offer (but following the expiration of the Offer), which cancellation is scheduled to be May 16, 2018 (unless the Offer is extended). 2. To change or withdraw prior elections of your eligible options, you must complete and deliver a new election. You may change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this Offer, only in accordance with the provisions of Section 5 of the Offer to Exchange. You may change your mind after you have submitted an election and withdraw some or all of your elected eligible options from the Offer at any time on or before the expiration date (the expiration date currently is expected to be May 16, 2018, at 9:00 p.m., Pacific Time). If we extend the expiration date, you may change or withdraw your election of your tendered options at any time until the extended Offer expires In addition, although we intend to accept all validly tendered eligible options promptly after the expiration of this Offer, due to certain requirements under U.S. securities laws, if we have not accepted your options by 9:00 p.m., Pacific Time, on June 13, 2018 (which is the 40th U.S. business day following the commencement of the Offer), you may withdraw your options at any time thereafter up to such time as Impinj does accept your properly tendered eligible options.

You may change your election and elect to exchange all of your eligible option grants, some of your eligible option grants, or none of your eligible option grants pursuant to the terms and conditions of this Offer. To change an election you previously made with respect to some or all of your eligible option grants, including an election to withdraw all of your eligible option grants from this Offer, you must deliver a valid new election indicating only the eligible option grants you wish to exchange in the Offer or a valid new election indicating that you reject the Offer with respect to all of your eligible options, by completing the election process set forth in Section 5 of the Offer to Exchange and described below on or before the expiration date, currently expected to be 9:00 p.m.. Pacific Time, on May 16, 2018. Election Changes and Withdrawals via this Offer website Log in to this Offer website using your login credentials and via the link provided in the Launch Email, or go to this Offer website at https://lmpinj.equitybenefits.com. After logging in to this Offer website, review the information and proceed through to the Make My Election page, where you will find personalized information regarding each eligible option grant you hold, including: the grant date of the eligible option grant: the per share exercise price of the eligible option grant; whether the eligible option grant is an incentive stock option or nonstatutory stock option; the number of vested and unvested shares of our common stock subject to the eligible option grant as of May 16, 2018 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date); the exchange ratio applicable to each eligible option: the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant; and the vesting schedule of the new option grant. On the Make My Election page, make your selection next to each of your eligible option grants to indicate which eligible option grants you choose to exchange in the Offer by selecting ‘Yes’ or choose not to exchange in the Offer by selecting ‘No.’ Proceed through this Offer website by following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing, acknowledging and agreeing to the terms and conditions stated on the Submit My Election page and in the Offer documents, submit your election. If you do not acknowledge and agree to the terms and conditions, you will not be permitted to submit your election. Upon submitting your election, a confirmation statement will be generated by this Offer website. Please print and keep a copy of the confirmation statement for your records. At this point, you will have completed the process for changing your previous election or withdrawing from participation in the Offer via this Offer website.

Election Changes and Withdrawals via Fax Print the election form attached to the Launch Email. You can review the personalized information regarding each eligible option grant you hold that will be provided to you on this Offer website, including: the grant date of the eligible option grant: the per share exercise price of the eligible option grant; whether the eligible option grant is an incentive stock option or nonstatutory stock option; the number of vested and unvested shares of our common stock subject to the eligible option grant as of May 16, 2018 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through such date); the exchange ratio applicable to each eligible option; the number of shares of our common stock subject to the new option grant that would be granted in exchange for the eligible option grant; and the vesting schedule of the new option grant. This personalized information is available to you on this Offer website at https://lmpinj.equitybenefits.com. You can log in to this Offer website using the login instructions provided to you in the Launch Email (or if you previously logged into this Offer website, your updated login credentials). If you are unable to access your personalized information regarding each eligible option grant you hold, you may contact Impinj’s legal department by email at CorpLegal@impinj.com or by phone at (206) 812-9776. Fax the properly completed election form to: Attn: Legal Department Impinj, Inc. Fax: (206) 299-0992 You may change your mind as many times as you wish, but you will be bound by the properly submitted election we receive last on or before the expiration date. If you change your election to withdraw some or all of your eligible option grants, you may elect later to exchange the withdrawn eligible option grants again at any time on or before the expiration date. All eligible option grants that you withdraw will be deemed not properly tendered for purposes of the Offer, unless you subsequently properly elect to exchange such eligible option grants on or before the expiration date. To reelect to exchange some or all of your eligible option grants, you must submit a new election to Impinj on or before the expiration date by following the procedures described in Section 4 of the Offer to Exchange. This new election must be properly completed, signed (electronically or otherwise), and dated after your previously-submitted election, and must list all eligible option grants you wish to exchange. Upon our receipt of your properly completed, signed (electronically or otherwise) and dated election, any prior election will be disregarded in its entirety and will be considered replaced in full by the new election. Each time you make an election on this Offer website, please be sure to make an election with respect to each of your eligible option grants.

3. No Partial Tenders. If you intend to tender an eligible option grant through the Offer, you must tender all of your shares of Impinj’s common stock subject to that eligible option grant You may pick and choose which of your outstanding eligible option grants you wish to exchange if you hold more than one eligible option grant and you may choose to exchange in the Offer one or more of your eligible option grants without having to exchange all of your eligible option grants. However, if you decide to participate in this Offer to exchange an eligible option grant, you must elect to exchange that entire eligible option grant (that is, all eligible options subject to that eligible option grant). However, if you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) issued in the United States and a person who is not an eligible employee beneficially owns a portion of that eligible option grant, then in order to participate in the Offer with respect to such eligible option grant, you may accept this Offer only with respect to the portion of the eligible option beneficially owned by you. Any portion beneficially owned by a person who is not an employee may not be exchanged in this offer (even if legal title to that portion or the eligible option grant is held by you and you are an eligible option holder). 4. Signatures on elections. Logging in to this Offer website and completing and submitting your election via this Offer website is the equivalent of signing your name on a paper election form and has the same legal effect as your written signature. Elections by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity may not be submitted via this Offer website. A paper election form submitted by fax must be signed by the holder of the eligible options and the signature must correspond with the name as written on the face of the option agreement or agreements to which the eligible options are subject without alteration, enlargement or any change whatsoever. If you submit a paper election form by fax, your signature must be provided on the paper election form after it is printed. Impinj will not accept any other method of signature, such as electronic signatures contained in the PDF of the election form or a printout of an electronic version of your signature on the election form. If the election form is signed by a trustee, executor, administrator, guardian, attorney in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Impinj of the authority of that person to act in that capacity must be submitted with the election form. 5. Other information on elections. In addition to signing the election (on a printed election form, or electronically via this Offer website), you must indicate your name and the date and time (Pacific Time) at which you signed, or with respect to this Offer website, confirm your name. You also must include (or with respect to this Offer website, confirm) your current email address. 6. Requests for assistance or additional copies. Any questions and any requests for additional copies of the election form or other Offer documents may be directed to Impinj’s legal department by email at CorpLeqal@impini.com or by phone at (206) 812-9776. Copies will be furnished promptly at Impinj’s expense.

7. Irregularities. We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any eligible options. Our determination of these maters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election of any option tendered for exchange that we determine is not in an appropriate from or that we determine is unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn subject to the terms of this Offer. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options in a uniform and nondiscriminatory manner. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any such notice. This is a one-time offer. We will strictly enforce the offering period, subject only to an extension that we may grant in our discretion. Important: Elections must be received via this Offer website at https://Impinj.equitybenefits.com or by fax at (206) 299-0992 on or before 9:00 p.m., Pacific Time, on May 16, 2018 (unless the Offer is extended). 8. Additional documents to read You should be sure to read the Offer to Exchange, all documents referenced therein., the election form and its associated instructions, and the Launch Email, before deciding to participate in the Offer. 9. Important tax information. Please refer to Section 14 of the Offer to Exchange and the Schedules attached to the Offer to Exchange which contains important tax information. We also recommend that you consult with your personal advisers before deciding whether or nor to participate in this Offer. Go Back Continue Need Help? Contact Impinj’s legal department by email at CorpLegal@impinj.com or by phone at (206) 812-9776.158

Breakeven Calculator

Breakeven Calculator for Eligible Option Grants Exchanged for New Option Grants This Breakeven Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from an eligible option grant or a new option grant to be granted pursuant to the Offer if you choose to exchange an eligible option grant. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the Offer. For example, the Breakeven Calculator does not account for vesting. Note that you will be able to profit from a new option grant only if it actually vests. Therefore, even if the Breakeven Calculator shows that the potential profit on a new option grant is greater than for an eligible option grant at the assumed prices you enter, you would be able to profit from a new option grant only if it actually vests. Note further that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result. What Price Per Share Must Impinj’s Common Stock Reach Before the Value of My Eligible Option Grant = the Value of the New Option Grant? Future price per share of Impinj’s common stock at which the intrinsic value (that is, for each underlying share of Impinj’s common stock, the stock price minus the exercise price) of my eligible option grant would equal the intrinsic value of the new option grant. Step 1: Select the eligible option grant to be valued Per share exercise price of eligible option grant (as of may 16, 2018)* Step 2: Enter hypothetical exercise price per share of new option grant (equal to the closing price of a share of Impinj’s common stock on Nasdaq on the new option grant date) Press to calculate breakeven Exchange ratio: Number of shares of Impinj’s common stock subject to new option grant Breakeven price per share of Impinj’s common stock

The breakeven price per share of Impinj’s common stock is the price at which the intrinsic value (that is, for each underlying share of Impinj’s common stock, the stock price minus the exercise price) of the eligible option grant is equal to the intrinsic value of the new option grant Any future stock price greater than the breakeven price generally would result in the exchanged option grant being more valuable than the new option grant received after the exchange. * Assumes vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through May 16, 2018. What is the Potential Value of My Eligible Option Grant and New Option Grant at a Future, Hypothetical Price? Hypothetical per share exercise price of new option grant (as entered above) Step 3: Enter hypothetical stock price to calculate values Press to calculate values Value of eligible option grant at stock price entered in Step 3 Value of new option grant at stock price entered in Step 3 Important Legal Notification: The Breakeven Calculator is not a financial or tax planning tool and information set forth in the Breakeven Calculator does not constitute a recommendation as to whether or not to participate in the Offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisers for advice related to your specific situation. Additionally, in the Breakeven Calculator. Impinj makes no forecast or projection regarding the value of the new options granted in the Offer or as to the future market price per share of Impinj’s common stock, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Breakeven Calculator.

Election Process – Step 2 of 4

IMPINJ Stock Option Exchange Program Opens April 18, 2018 Expires May 16, 2018, at 9:00 p.m., Pacific Time Welcome: Fname Lname Home Logout Review My Election (Step 2 of 4) Your election has not yet been submitted Please review your eligible option grant selections below and confirm that you are satisfied with your selections. Select the “Continue” button below to proceed with your election or select the ‘ Cancel’ button below to cancel and/or make adjustments to your election. Eligible Option Grant New Option Grant Grant Date Per Share Exercise Price Type of Eligible Option Grant Shares Underlying Eligible Option Grant Vested Shares Underlying Eligible Option Grant* Unvested Shares Underlying Eligible Option Grant* Shares Underlying Exchange New Option Ratio Grant Shares Shares Underlying Underlying New Option New Option Grant Grant Subject to Subject to Vesting Vesting Schedule A Schedule B Election Yes No Yes No If your exchanged options were incentive stock options, your new options will be incentive stock options, unless federal tax rules limit this characterization. Likewise, if your exchanged options were nonstatutory stock options, your new options will be nonstatutory stock options. You will receive confirmation of the terms of your new options, including whether your new options are incentive stock options or nonstatutory stock options, following the termination of this offer. * These columns display the number of vested and unvested shares of our common stock subject to the eligible option grant as of May 16, 2018 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through May 16, 2018). Vesting Schedule A: These shares underlying the new option grant will be scheduled to vest on the six-month anniversary of the new option grant date, subject to your continued service with us or our subsidiaries through such date. Vesting Schedule B: These shares underlying the new option grant will be scheduled to vest on the date that is six months following each scheduled vesting date, such that all vesting dates are extended by six months, in each case subject to your continued service with us or our subsidiaries through the applicable vesting date. Please refer to the Offer documents, including Section 9 of the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, for additional vesting terms that may apply to new option grants. Cancel Continue Need Help ? Contact Impinj’s legal department by email at CorpLegal@impinj.com or by phone at (206) 812-9976

Election Process – Step 3 of 4

Stock Option Exchange Program Opens April 18, 2018 Expires May 16, 2018, at 9:00 p.m., Pacific Time Welcome: Fname Lname Home Logout Submit My Election (Step 3 of 4) I understand that this election will replace in its entirety any election Impinj previously received from me. SUBMIT YOUR ELECTION NO LATER THAN 9:00 P.M., PACIFIC TIME. ON May 16. 2018 (UNLESS THE OFFERING PERIOD IS EXTENDED). Election Terms & Conditions I have read carefully, understand and agree to be bound by all the terms and conditions of the offer as described in the Offer documents I agree that my decision to accept or reject the Offer with respect to some or all of my eligible option grants is entirely voluntary and is subject to the terms and conditions of the Offer. I understand that I may change my election at any time by completing and submitting a new election no later than 9:00 p.m. Pacific Time, on May 16, 2018 (unless the Offer is extended), and that any election submitted and/or received after such time will be void and of no further force and effect If my employment with Impinj or any subsidiary terminates on or before the date the Offer expires, I understand that I will cease to be an eligible employee under the terms of the Offer and any election that I have made to exchange any of my options pursuant to the Offer will be ineffective. As a result, none of my options will be exchanged under the Offer and I will not receive new options. I understand and agree that my employment (or after new options have been granted pursuant to the Offer, my employment or other service) with Impinj or any of its subsidiaries will be considered terminated effective as of the date that I no longer am actively providing employment (or other services, as applicable) to Impinj or any of its subsidiaries, regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or rendering services or the terms of my employment or other service agreement, if any: and unless otherwise expressly provided in the Offer documents or determined by Impinj, my right to receive new options pursuant to the Offer or to vest in the new options received in the Offer, if any, will terminate as of such date and will not be extended by any notice period mandated under local law (e.g., my period of service would not include any contractual notice period or any period of “garden leave’ or similar period mandated under employment laws in the jurisdiction where I am employed or rendering services or the terms of my employment or other service agreement, if any); Impinj will have the exclusive discretion to determine when I no longer am actively providing employment services for purposes of the Offer and the grant of new options pursuant to the Offer (including whether I still may be considered to be providing employment services while on a leave of absence). I further acknowledge that the new options granted pursuant to the Offer have a different vesting schedule than the eligible options cancelled in exchange, that the first vesting date under the new options is scheduled to occur no earlier than the six-month anniversary of the new option grant date, and that any new options granted pursuant to the Offer will cover a lesser number of shares of Impinj common stock and have a different exercise price per share of Impinj common stock than the eligible options cancelled in the Offer. I agree that all decisions with respect to future grants under any Impinj equity compensation plan will be at the sole discretion of Impinj.

7. I agree that: (a) the Offer is established voluntarily by Impinj, is discretionary in nature and may be modified, amended, suspended or terminated by Impinj, in accordance with the terms set forth in the Offer documents, at any time prior to the expiration of the Offer: (b) Impinj, at its discretion, may refuse to accept my election to participate: and (c) the Offer is an exceptional, voluntary and one-time offer that does not create any contractual or other right to receive future offers, options or other equity awards, or benefits in lieu of offers, even if offers have been made in the past. 8. If the Offer period lasts for 30 days or more, any of my eligible options that are incentive stock options that are not exchanged in the Offer may be deemed modified, and the holding period for such options will restart. 9 I agree that if I elect to keep any of my eligible options, those options will remain subject to their current terms and conditions. 10. I agree that the new options, and income from and value of same: (a) are not intended to replace any pension rights or compensation; and (b) are not part of normal or expected compensation for the purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments. 11. If I am providing services outside the U.S., I agree that (i) the new options, and the income from and value of same, are not part of normal or expected compensation for any purpose; and (ii) neither Impinj nor any of its subsidiaries shall be liable for any foreign exchange rate fluctuation between my local currency and the U S. Dollar that may affect the value of the new options the subsequent sale of any shares of Impinj’s common stock acquired upon exercise or settlement. 12. This election and my participation in the Offer shall not create a right to employment or other service, or be interpreted as forming or amending an employment or other service contract with Impinj or any of its subsidiaries and shall not interfere with the ability of Impinj, or, if different, of my current employer, or applicable entity with which I am engaged to provide services (the “Employer”), to terminate my employment or other service relationship (if any) at any time with or without cause (subject to the terms of my employment contract or other service contract, if any). 13. I understand that: (a) the future value of the shares of Impinj’s common stock underlying the new options is unknown, indeterminable and cannot be predicted with certainty; (b) if the underlying shares of Impinj’s common stock do not increase in value, the new options will have no value; and (c) if I exercise the new option and acquire shares of Impinj’s common stock, the value of those shares may increase or decrease, even below the new option’s exercise price. 14. No claim or entitlement to compensation or damages shall arise from forfeiture of the new options resulting from the termination of my employment or other service relationship with Impinj or one of its subsidiaries (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any). 15. I acknowledge that, regardless of any action taken by Impinj or the Employer, the ultimate liability for all income tax, social insurance and social security liabilities or premium, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Offer and the new options and legally applicable to me (“Tax-Related Items”) is and remains solely my responsibility and may exceed the amount actually withheld by Impinj or the Employer. I further acknowledge that Impinj and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Offer and the new options, including but not limited to, the exchange of eligible options for new options, the grant, vesting or exercise of the new options, the issuance of shares of Impinj’s common stock upon exercise of the new options, the subsequent sale of shares of Impinj’s common stock acquired pursuant to such issuance and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the Offer or any aspect of the new options to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to tax in more than one jurisdiction, I acknowledge that Impinj and/or the Employer (or former employer or entity, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. I agree that: (a) the Offer is established voluntarily by Impinj, is discretionary in nature and may be modified, amended, suspended or terminated by Impinj, in accordance with the terms set forth in the Offer documents, at any time prior to the expiration of the Offer: (b) Impinj, at its discretion, may refuse to accept my election to participate: and (c) the Offer is an exceptional, voluntary and one-time offer that does not create any contractual or other right to receive future offers, options or other equity awards, or benefits in lieu of offers, even if offers have been made in the past. If the Offer period lasts for 30 days or more, any of my eligible options that are incentive stock options that are not exchanged in the Offer may be deemed modified, and the holding period for such options will restart. I agree that if I elect to keep any of my eligible options, those options will remain subject to their current terms and conditions. I agree that the new options, and income from and value of same: (a) are not intended to replace any pension rights or compensation; and (b) are not part of normal or expected compensation for the purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments. If I am providing services outside the U.S., I agree that (i) the new options, and the income from and value of same, are not part of normal or expected compensation for any purpose; and (ii) neither Impinj nor any of its subsidiaries shall be liable for any foreign exchange rate fluctuation between my local currency and the U S. Dollar that may affect the value of the new options the subsequent sale of any shares of Impinj’s common stock acquired upon exercise or settlement. This election and my participation in the Offer shall not create a right to employment or other service, or be interpreted as forming or amending an employment or other service contract with Impinj or any of its subsidiaries and shall not interfere with the ability of Impinj, or, if different, of my current employer, or applicable entity with which I am engaged to provide services (the “Employer”), to terminate my employment or other service relationship (if any) at any time with or without cause (subject to the terms of my employment contract or other service contract, if any). I understand that: (a) the future value of the shares of Impinj’s common stock underlying the new options is unknown, indeterminable and cannot be predicted with certainty; (b) if the underlying shares of Impinj’s common stock do not increase in value, the new options will have no value; and (c) if I exercise the new option and acquire shars of Impinj’s common stock, the value of those shares may increase or decrease, even below the new option’s exercise price. No claim or entitlement to compensation or damages shall arise from forfeiture of the new options resulting from the termination of my employment or other service relationship with Impinj or one of its subsidiaries (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any). I acknowledge that, regardless of any action taken by Impinj or the Employer, the ultimate liability for all income tax, social insurance and social security liabilities or premium, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Offer and the new options and legally applicable to me (“Tax-Related Items”) is and remains solely my responsibility and may exceed the amount actually withheld by Impinj or the Employer. I further acknowledge that Impinj and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Offer and the new options, including but not limited to, the exchange of eligible options for new options, the grant, vesting or exercise of the new options, the issuance of shares of Impinj’s common stock upon exercise of the new options, the subsequent sale of shares of Impinj’s common stock acquired pursuant to such issuance and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the Offer or any aspect of the new options to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I am subject to tax in more than one jurisdiction, I acknowledge that Impinj and/or the Employer (or former employer or entity, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

16. I agree that my decision to accept or reject the Offer with respect to some or all of my eligible option grants is entirely voluntary and is subject to the terms and conditions of the Offer. Prior to any relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to Impinj and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize Impinj and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from my wages or other cash compensation paid to me by Impinj and/or the Employer: (b) withholding from proceeds of the sale of shares of Impinj’s common stock acquired upon exercise of the new options either through a voluntary sale or through a mandatory sale arranged by Impinj (on my behalf pursuant to this authorization without further consent); or (c) as otherwise specified in the 2016 Plan and the applicable option agreement between Impinj and me governing the new options Finally, I agree to pay to Impinj or the Employer any amount of Tax-Related Items that Impinj or the Employer may be required to withhold as a result of my participation in the Offer and the grant of new options that cannot be satisfied by the means previously described. Impinj may refuse to issue or deliver the shares of Impinj’s common stock subject to new options that I receive pursuant to the Offer, if I fail to comply with my obligations in connection with the Tax-Related Items. 17. I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this election and any other offer documents (“Data”) by and among, as applicable, the Employer or the Company and any parent or subsidiary for the exclusive purpose of implementing, administering and managing my participation the Offer. I understand that the Impinj and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of common stock or directorships held in Impinj, details of all options or any other entitlement to shares of Impinj common stock awarded, canceled, exercised, vested, unvested or outstanding in my favor, for the exclusive purpose of implementing, administering and managing my participation in the Offer. I understand that Data will be transferred to a stock plan service provider as may be selected by Impinj in the future, which is assisting Impinj with the implementation, administration and management of my participation in the offer. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than my country. I understand that if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company and any other possible recipients which may assist Impinj (presently or in the future) with implementing, administering and managing my participation in the Offer to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing my participation in the Offer. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Offer. I understand that if I reside outside the United States, I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me new options or other equity awards or administer or maintain my participation in the Offer. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Offer. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

18. I acknowledge and agree that none of Impinj or a subsidiary or affiliate of Impinj, or any of their respective employees or agents, has made any recommendation to me as to whether or not I should accept the Offer to exchange my eligible options and that I am not relying on any information or representation made by any such person in accepting or rejecting the Offer, other than any information contained in the Offer documents. 19. I agree that participation in the Offer is governed by the terms and conditions set forth in the Offer documents, including this election form. I acknowledge that I have received the Offer documents and have been afforded the opportunity to consult with my own investment, legal and/or tax advisers before making this election and that I have knowingly accepted or rejected the Offer. I agree that any and all decisions or interpretations of Impinj upon any questions relating to the Offer and this election form will be given the maximum deference permitted by law. 20. By submitting this election form, I agree to indemnify Impinj with respect to any claim by a third party that he or she is entitled to any rights with respect to the eligible option grants that I tender for exchange. 21. I agree that the terms of the new options, if any, that I receive pursuant to the Offer will be subject to the terms and conditions of the applicable new option agreement (including any applicable country-specific appendices thereto). 22. I acknowledge that I may be accepting part or all of the offer and the terms and conditions of this election form in English and I agree to be bound accordingly. If I have received this election form or any other offer document translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control. 23. I understand and agree that the Offer and the new options granted pursuant to the Offer are governed by, and subject to, the laws of the State of Washington, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Offer or the grant of new options, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington and agree that such litigation will be conducted only in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, and no other courts, where this Offer is made and/or to be performed. 24. I understand and agree that upon request, I will execute and deliver any additional documents deemed by Impinj to be necessary or desirable to complete the exchange of the eligible options I am electing to exchange. 25. I further understand that if I submit my election via the Offer website, the confirmation statement provided on the Offer website at the time I submit my election will provide additional evidence that I submitted my election and that I should print and keep a copy of such confirmation statement for my records. I understand that if I submit my election form by fax, Impinj intends to send me a confirmation of receipt of my election form by email at the email address as I have provided to Impinj below, within two U.S. business days after Impinj receives my election form. If I do not receive a confirmation from Impinj, I understand that it is my responsibility to ensure that my election form has been received no later than 9:00 p.m., Pacific Time, on May 16, 2018 and I hereby waive any right to receive any notice of receipt of this election form. I understand that only responses that are properly completed and submitted and actually received by Impinj on or before the expiration date will be accepted 26. The provisions of the Offer documents and this election form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.

Email Address: Eligible Employee Name: Fname Lname (Required) U I acknowledge and agree with the terms and conditions stated above and as set forth in the Offer documents comprising tnis Offer. (Selecting the “Submit” button below will submit your election.)
Contact Impinj’s legal department by email at CorpLeqal@impini.com or by phone at (206) 8129776. SUBMIT THIS ELECTION NO LATER THAN 9:00 P.M., PACIFIC TIME, ON May 16, 2018 (UNLESS THE OFFERING PERIOD IS EXTENDED)
From impinj.equiitybenefits.com To submit the election please select the Box: “I acknowledge and agree with the terms and conditions stated above and as set forth in the offer documents comprising this offer.” OK

Election Process – Step 4 of 4

Stock Option Exchange Program Opens April 18, 2018 Expires May 16, 2018. at 9:00 p.m., Pacific Time Welcome: Fname Lname Home Logout Print My Election Confirmation (Step 4 of 4) Impinj, Inc. (“Impinj”) has received your election via Impinj’s Offer website by which you elected to accept or reject Impinj’s offer to exchange certain outstanding stock options for new stock options (the “Offer”) with respect to some or all of your outstanding eligible option grants, subject to the terms and conditions of the Offer. Your election has been recorded as follows: Name: Fname Lname Employee ID: Date and Time of Election: Eligible Option Grant New Option Grant Grant Date Per Share Exercise Price Type of Eligible Option Grant^ Shares Underlying Eligible Option Grant Vested Shares Underlying Eligible Option Grant* Unvested Shares Underlying Eligible Option Grant* Exchange Ratio Shares Underlying New Option Grant Shares Underlying New Option Grant Subject to Vesting Schedule A Shares Underlying New Option Grant Subject to Vesting Schedule B Election ^ If your exchanged options were incentive stock options, your new options will be incentive stock options, unless federal tax rules limit this characterization. Likewise, if your exchanged options were nonstatutory stock options, your new options will be nonstatutory stock options. You will receive confirmation of the terms of your new options, including whether your new options are incentive stock options or nonstatutory stock options, following the termination of this offer.
*These columns display the number of vested and unvested shares of our common stock subject to the eligible option grant as of May 16, 2018 (assuming vesting in accordance vesting schedule, and no exercise or early termination occurs. Through May 16, 2018).

Vesting Schedule A: These shares underlying the new option grant will be scheduled to vest on the six-month anniversary of the new option grant date, subject to your continued service with us or our subsidiaries through such date. Vesting Schedule B: These shares underlying the new option grant will be scheduled to vest on the date that is six months following each scheduled vesting date, such that all vesting dates are extended by six months, in each case subject to your continued service with us or our subsidiaries through the applicable vesting date Please refer to the Offer documents, including Section 9 of the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, for additional vesting terms that may apply to new option grants. If you change your mind regarding your election, you may change your election to accept or reject the Offer with respect to some or all of your eligible option grants by submitting a new. properly completed signed and dated election. The new election must be delivered via Impinj’s Offer website at https://lmpini.eauitvbenefits.com or by fax at (206) 299-0992, no later than the expiration date, currently expected to be 9:00 p.m., Pacific Time, on May 16, 2018. Only elections that are properly completed, signed, dated and actually received by Impinj via the Offer website at https://lmDini.eauitybenefits.com or by fax at (206) 299-0992 on or before the expiration date will be accepted. Elections submitted by any other means, including hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted If you have any questions, please direct them to Impinj’s legal department by email at CorpLegal@impini.com or by phone at (206) 812-9776. Please note that our receipt of your election is not by itself an acceptance of your options for exchange. For purposes of the Offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be May 16, 2018. This notice does not constitute the Offer. The full terms of the Offer are described in (1) the Offer to Exchange Certain Outstanding Stock Options for New Stock Options; (2) the launch email from lmpinj@equitybenefits.com on behalf of Chris Diorio, Ph.D., Chief Executive Officer, dated April 18, 2018, announcing the Offer: and (3) the election form attached to the launch email, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov, on Impinj’s Offer website at https://lmpini.equitvbenefits.com. or by contacting Impinj’s legal department by email at CorpLeqal@impini.com or by phone at (206) 812-9776. Print Confirmation Logout Return to Welcome Page

Printable Confirmation Screen

Impinj Stock Option Exchange Program - Election Confirmation Impinj, Inc. (“Impinj”) has received your election via Impinj’s Offer website by which you elected to accept or reject Impinj’s offer to exchange certain outstanding stock options for new stock options (the “Offer”) with respect to some or all of your outstanding eligible option grants, subject to the terms and conditions of the Offer. Your election has been recorded as follows: Name: Fname Lname Employee ID: Date and Time of Election: Eligible Option Grant New Option Grant Grant Date Per Share Exercise Price Type of Eligible Option Grant^ Shares Underlying Eligible Option Grant Vested Shares Underlying Eligible Option Grant* Unvested Shares Underlying Eligible Option Grant* Exchange Ratio Shares Underlying New Option Grant Shares Underlying New Option Grant Subject to Vesting Schedule A Shares Underlying New Option Grant Subject to Vesting Schedule B Election ^ If your exchanged options were incentive stock options, your new options will be incentive stock options, unless federal tax rules limit this characterization. Likewise, if your exchanged options were nonstatutory stock options, your new options will be nonstatutory stock options. You will receive confirmation of the terms of your new options, including whether your new options are incentive stock options or nonstatutory stock options, following the termination of this offer. * These columns display the number of vested and unvested shares of our common stock subject to the eligible option grant as of May 16, 2018 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through May 16, 2018). Vesting Schedule A: These shares underlying the new option grant will be scheduled to vest on the six-month anniversary of the new option grant date, subject to your continued service with us or our subsidiaries through such date. Vesting Schedule B: These shares underlying the new option grant will be scheduled to vest on the date that is six months following each scheduled vesting date, such that all vesting dates are extended by six months, in each case subject to your continued service with us or our subsidiaries through the applicable vesting date. Please refer to the Offer documents, including Section 9 of the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, for additional vesting terms that may apply to new option grants.

If you change your mind regarding your election, you may change your election to accept or reject the Offer with respect to some or all of your eligible option grants by submitting a new, properly completed, signed and dated election. The new election must be delivered via Impinj’s Offer website at https://lmpini.equitvbenefits.com or by fax at (206) 299-0992, no later than the expiration date, currently expected to be 9:00 p.m., Pacific Time, on May 16, 2018. Only elections that are properly completed signed, dated and actually received by Impinj via the Offer website at https://lmpinj.equitybenefits.com or by fax at (206) 299-0992 on or before the expiration date will be accepted. Elections submitted by any other means, including hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. If you have any questions, please direct them to Impinj’s legal department by email at CorpLegal@impini.com or by phone at (206) 812-9776. Please note that our receipt of your election is not by itself an acceptance of your options for exchange. For purposes of the Offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect will be May 16, 2018. This notice does not constitute the Offer. The full terms of the Offer are described in (1) the Offer to Exchange Certain Outstanding Stock Options for New Stock Options; (2) the launch email from lmpinj@equitybenefits.com on behalf of Chris Diorio, Ph D., Chief Executive Officer, dated April 18, 2018, announcing the Offer: and (3) the election form attached to the launch email, together with its associated instructions. You may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov, on Impinj’s Offer website at https://lmpini.equitybenefits.com. or by contacting Impinj’s legal department by email at CorpLeqal@impini.com or by phone at (206) 812-9776.

Reset Password – Step 1

Reset Password – Step 2

Stock Option Exchange Program Opens April 18, 2018 Expires May 16, 2018, at 9:00 p.m., Pacific Time To reset the password, you should obtain the password reset code by clickling on “Get the Password Reset Code” below. If you already have the reset code, click on “I have the Password Reset Code, Reset My Password”. Step 1: Step 2: Get the I have the Password Password Reset Reset Code, Reset My. Code Password Stock Option Exchange Program Opens April 18, 2018 Expires May 16, 2018, at 9:00 p.m., Pacific Time Enter the Login ID (Email Address) and click on the button “Get Security Code”. After verification the security code will be sent to the registered email address.

Reset Password – Step 3

Stock Option Exchange Program Opens April 18, 2018 Expires May 16, 2018, at 9:00 p.m., Pacific Time Enter the Login ID. Password Reset Code, New Password and Confirm New Password. The Password Reset Code expires in an hour after it was generated. If the Reset Code is expired, you will need to generate a new code. New Password must be at least 8 characters long and contain 3 of the following: an upper case letter, a lower case letter, a number or a special character. Login ID: Password Reset Code: New Password: Confirm New Password: Reset Password Back to Login Page